SUPPLEMENT Dated August 27, 2014
To the Current Prospectus for:

Voya Fixed Account I
Voya Fixed Account II
Voya Guaranteed Account

Issued by Voya Insurance and Annuity Company

This supplement updates the prospectus for your variable annuity contract. Please read it carefully and keep it with your copy of the prospectus for future reference. If you have any questions, please call
Customer Service at 1-800-366-0066.

IMPORTANT INFORMATION ABOUT THE COMPANY

In connection with Voya Financial, Inc.’s rebranding efforts, the following changes are effective
September 1, 2014:

· ING USA Annuity and Life Insurance Company will be renamed Voya Insurance and Annuity
Company;
· ING North America Insurance Corporation will be renamed Voya Services Company; and
· The name ING will be replaced with the name Voya in all product names (e.g., ING Fixed
Account I will be renamed Voya Fixed Account I).

In general, all other references to the name ING will be replaced with the name Voya with the exception of ING Groep N.V., which will remain unchanged.

X.FAGA-14	August 2014